Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 7 to the Schedule 13D originally filed on February 22, 2010 (including additional amendments thereto) with respect to the shares of Common Stock, $0.0001 par value, of WPCS International Incorporated.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  March 28, 2011

RILEY INVESTMENT MANAGEMENT LLC

By:	/s/ BRYANT R. RILEY
	Name:	Bryant R. Riley
	Title:	Managing Member

RILEY INVESTMENT PARTNERS, L.P.

By:	Riley Investment Management LLC, its general partner

By:	/s/ BRYANT R. RILEY
	Name:	Bryant R. Riley
	Title:	Managing Member

B. RILEY & CO., LLC

By:	/s/ BRYANT R. RILEY
	Name:	Bryant R. Riley
	Title:	Chairman

/s/ BRYANT R. RILEY
BRYANT R. RILEY